UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 16, 2007

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	(Commission File Number)	Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On May 16, 2007, PRB Energy, Inc. (“PRB” or the “Company”) and Rocky Mountain Gas, Inc. (“RMG”) reached a settlement and terminated their arbitration proceedings. (Refer to PRB’s Form 10-Q filed May 15, 2007 regarding these arbitration proceedings.)  RMG will pay PRB $3.25 million in a promissory note (the “Note”) and will assign, on or before June 1, 2007, to PRB all of its interests, including infrastructure, for the Moyer coal-bed methane wells located in Section 19 T.48N., R.71W. adjacent to PRB’s acreage in South Gillette.  The Note calls for a $500,000 cash payment on May 22, 2007, $500,000 on June 21, 2007 and the balance on or before October 31, 2007.  The Note bears an interest rate of 10% per annum and is to be secured by a mortgage.  PRB will assign to RMG all of its interests (other than Section 19) in the acreage originally included in the farmout agreement with RMG.

PRB will include the settlement results in its June 30, 2007 quarterly report on Form 10-Q.

Item 9.01.   Financial Statements and Exhibits.

(d)   EXHIBITS

Exhibit No.	Description
99.1	Press release dated May 17, 2007

SIGNATURES

Pursuant  to  the  requirement  of  the  Securities Exchange  Act  of 1934, the Registrant  has  duly  caused  this  report  to  be  signed on its behalf by the undersigned  thereunto  duly  authorized.

PRB ENERGY, INC.

/s/ Robert W. Wright
Robert W. Wright
Chairman and Chief Executive Officer

May 22, 2007